UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2017
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Centennial Resource Development, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
(Address of principal executive offices, including zip code)
(720) 441-5515
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amended Current Report on Form 8-K/A is being filed to correct the amounts and the associated footnotes reported under the “Bonus” column of the updated 2016 Summary Compensation Table previously provided under Item 5.02(f) of the Current Report on Form 8-K of Centennial Resource Development, Inc. filed on February 14, 2017.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark G. Papa, President and Chief Executive Officer(1)	2016	148,485	1,500,000	5,860,000	—	7,508,485
George S. Glyphis, Chief Financial Officer	2016	293,087	481,250	1,465,000	13,583	2,252,920
	2015	275,000	68,750	—	25,077	368,827
Sean R. Smith, Chief Operating Officer	2016	308,469	529,375	1,758,000	13,708	2,609,552

(1)	Although Mr. Papa has been our Chief Executive Officer and a director since November 2015, he did not receive any compensation from us until after the closing of the Business Combination.

(2)
Amounts for 2016 represent discretionary bonuses awarded in recognition of 2016 performance. Forty percent of the amount disclosed for each named executive officer was paid in the form of restricted shares of our Class A Common Stock that will vest in three substantially equal annual installments on each of the first three anniversaries of February 7, 2017, subject to the executive’s continued service. For purposes of valuing these restricted stock awards, the Class A Common Stock was assumed to have a value of $18.35 per share. The grant date value of the restricted stock award received by each named executive officer, calculated using the $18.81 per share closing price of our Class A Common Stock on the date of grant, was $615,050 for Mr. Papa, $197,317 for Mr. Glyphis and $217,067 for Mr. Smith.

(3)
Amounts in this column reflect the aggregate grant date fair value of stock options granted during 2016 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. All of the stock options have an exercise price of $14.52, which was the closing price of our Class A Common Stock on the date of grant. We calculated the grant date fair value of the stock options using a Black-Scholes option pricing model and the following assumptions: a volatility of 40%, an option term of six years, a risk-free interest rate of 1.47%, a dividend yield of zero and a grant date fair value of our Class A Common Stock of $14.52.

(4)
Amounts in this column for 2016 reflect, for all named executive officers, matching contributions to the 401(k) Plan made on their behalf. See “-Narrative Disclosures-Retirement Benefits” for more information on matching contributions to the 401(k) Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: March 23, 2017
By:     /s/ George S. Glyphis
Name:    George S. Glyphis
Title:    Chief Financial Officer, Treasurer and Assistant Secretary